UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                                 Amendment No. 1



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report:  August 26, 1996




                              EMERGENT GROUP, INC.
             (Exact name of registrant as specified in its charter)



South Carolina             0-8909               57-0513287
(State or other           (Commission         (I.R.S. Employer
jurisdiction of          File Number)            Identification
incorporation)                                      Number)



Suite 750, 15 South Main Street, Greenville, South Carolina  29601
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number including area code (803) 235-8056


                   The Exhibit Index appears on page 4 hereof.

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Item 4.  Changes in Registrant's Certifying Accountant

         On August 26, 1996, Emergent Group, Inc. (the "Company") determined to dismiss Elliott Davis & Company, LLP ("ED&C") and to engage KPMG Peat Marwick LLP ("KPMG") as the Company's independent auditors for the 1996 fiscal year. ED&C has served as the Company's principal accountants since 1993. The change in auditors resulted from the Company's decision that it was in the Company's best interest to utilize a national accounting firm, with its attendant size, experience and expertise.


         In connection with its audits for the past two fiscal years and for the interim period through August 26, 1996, there have been no disagreements between the Company and ED&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the auditors, would have caused it to make reference to the subject matter of the disagreement in connection with its report. Moreover, ED&C reports as principal auditor of the financial statements of the Company for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.


         The Audit Committee of the Board of Directors and the Board of Directors of the Company have approved this change of accounting firms.


         ED&C has furnished to the Company a letter addressed to the Commission stating that it agrees with the above statements. A copy of that letter, dated September 5, 1996, is filed as Exhibit 16.1 to this Amendment No. 1 of Form 8-K.


Item 7.  Financial Statements and Exhibits

(c)     Exhibits


        16.1  Letter from Elliott, Davis & Company, LLP dated September 5, 1996.


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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed and on its behalf by the undersigned hereto duly authorized.
                                       EMERGENT GROUP, INC.



Date:       September 6, 1996          BY: /s/ Kevin J. Mast
                                               Kevin J. Mast
                                              Vice President, Treasurer &
                                              Chief Financial Officer


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                                  Exhibit Index



16.1     Letter of Elliott, Davis & Company, LLP


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